Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of December 14, 2017, is entered into by and between LiveXLive Media, Inc., a Delaware corporation (the “Company”), and Robert Ellin (the “Executive”). The Company and the Executive shall collectively be referred to herein as the “Parties”. Capitalized terms used in this Amendment but not defined herein have the meanings ascribed to them in the Employment Agreement (as defined below).

WHEREAS, the Parties have previously entered into that certain Employment Agreement, dated as of September 7, 2017 (the “Employment Agreement”);

WHEREAS, the Parties now desire to amend the Employment Agreement as set forth herein; and

WHEREAS, pursuant to Section 9.1 of the Employment Agreement, the Employment Agreement may be amended by the Parties pursuant to a written instrument duly executed by each of the Parties.

NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

Section 1.                Amendments to the Employment Agreement.

(a)                Section 5.1(a) of the Employment Agreement is hereby amended by inserting the bold, underlined text and deleting the stricken through text as follows:

“During the Employment Period, the Company shall pay to Executive a cash base salary from and after the date on which the First Underwritten Public Offering is consummated (the “Public Offering Date”) at the rate of not less than Five Six Hundred Fifty Thousand Dollars ($500650,000) per annum. During the Employment Period, the Board (or the Compensation Committee) shall review Executive’s annual cash base salary not less frequently than on an annual basis and may increase (but not decrease, including as it may be increased from time to time) such base salary. Executive’s annual cash base salary, as it may be increased from time to time, is referred to herein as the “Base Salary”. The Company shall pay the Base Salary to Executive in accordance with the Company’s generally applicable payroll practices for senior executive officers, but not less frequently than in equal monthly installments.”

(b)               Except for the amendments expressly set forth in this Section 1, the text of the Employment Agreement shall remain unchanged and in full force and effect.

Section 2.                Miscellaneous. The provisions of Sections 8.8 and 9 of the Employment Agreement are incorporated herein by reference.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have entered into and signed this Amendment as of the date and year first above written.

COMPANY:

LIVEXLIVE MEDIA, INC.

By:	/s/ Jerome N. Gold
Name:	Jerome N. Gold
Title:	Chief Financial Officer

EXECUTIVE:

ROBERT ELLIN

/s/ Robert Ellin
(signature)